UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 3, 2021
Date of Report (date of earliest event reported)

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia		1-31420	54-1821055
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway			23238
Richmond,	Virginia
(Address of Principal Executive Offices)			(Zip Code)
(804) 747-0422
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Eric M. Margolin's previously announced retirement, on August 3, 2021, CarMax, Inc. (the "Company") and Mr. Margolin entered into a consulting agreement (the "Consulting Agreement"), pursuant to which Mr. Margolin will provide consulting services to the Company. Among other things, the Consulting Agreement extends the term of the non-solicitation and non-competition covenants in the Severance Agreement between Mr. Margolin and the Company, dated January 8, 2015, by an additional six months, now expiring two and a half years from the effective date of his retirement. In consideration for Mr. Margolin's consulting services, the Company shall pay Mr. Margolin $10,000 per month. The term of the consulting arrangement shall commence on September 1, 2021 and shall end on February 28, 2022, unless terminated earlier in accordance with the terms of the Consulting Agreement.

Edwin J. Hill, the Company's Executive Vice President and Chief Operating Officer, informed the Company on August 6, 2021 of his plan to retire, effective December 31, 2021. The Company expects that Mr. Hill's duties will be redistributed among other Company executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: August 6, 2021	By: /s/ John M. Stuckey, III
John M. Stuckey, III
Vice President and Corporate Secretary